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                                                                   EXHIBIT 10.24

                              MANAGEMENT AGREEMENT

This Agreement is entered into on January 2, 2002 effective as of the 2nd day of January 2002, by and among Mercury Insurance Company of Florida and Mercury Indemnity Company of Florida (hereinafter collectively referred to as "Insurers") and Mercury Insurance Services, LLC (hereinafter referred to as "Manager").

     In consideration of the promises, conditions, and covenants herein contained, the parties agree as follows:

     1. The Manager promises to manage the Insurers, and to conduct on their behalf any and all duties of management as shall be necessary for the complete operation of the Insurers.

     2. The Insurers promise and hereby delegate to the Manager all of the duties of management which they are allowed to so delegate by the laws of the State of Florida, including, but not limited to, the following duties: to issue and underwrite insurance policies, which the Insurers may be so authorized to do by law, in accordance with the rules and regulations as delineated in the underwriting manuals of the Insurers, settle and adjust any and all losses and claims, defend lawsuits, establish premium rates, establish and choose sales agents and brokers, determine agents' and brokers' commissions, prepare the records necessary for the conduct of the insurance business, furnish all forms, supplies and agents' manuals necessary for the conduct of the insurance business.

     3. The Manager promises to perform all of the operating functions on behalf of the Insurers including, but not limited to, the following:

     A. To acquire, license and appoint sales agents and brokers for the production of the insurance business of and for the Insurers, provided that the Insurers shall retain the right to refuse the appointment of any agent or broker and the right to terminate any agent or broker.

     B. To issue and underwrite policies on behalf of the Insurers and to choose and obtain the necessary application and policy forms.

     C. To furnish for the Insurers all of the operating forms, printing supplies, agents' manuals and any other related items which may become necessary for the operation of the insurance business.

     D. To pay on behalf of the Insurers all of their operating expenses, including but not limited to rent, supplies, salaries of all personnel, telephone, advertising costs, costs of settling and adjusting all insurance claims, legal defense costs, court costs, costs of loss analysis, accounting costs (other than auditing), premium collection costs; provided, however, the Insurer shall pay, and be responsible for, the costs of management fees, premium taxes, losses, reserves for unpaid losses, reserves for unpaid loss adjustment expense, audit fees, assigned risk or similar

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     assessments, bureau fees, Fair Plan or similar assessments, directors'
     fees, agents' commissions, reinsurance premiums, investment counsel fees, assessments by any Florida guarantee association, political contributions, premiums paid for insurance policies in which the Insurer is the beneficiary and the owner, such as fidelity bonds, taxes of all types and costs which may be levied on insurance companies by the governmental authorities having jurisdiction over the same and agents' bonuses (contingency commissions).

     4. The Manager shall be reimbursed monthly, on a cost basis, for all expenses incurred on behalf of the Insurers.

     5. The ownership and legal title to the insurance policies, insurance policy records, data processing tapes, disks, programs and documentation, and account records of the Insurers, compiled on behalf of the Insurers by the Manager, shall remain in and with the Insurers, however, the Manager shall have joint custody with the Insurers of said records.

     6. This Agreement shall be in effect until terminated by either party upon ninety (90) days prior written notice to the nonterminating party.

     7. Allocation method for shared expenses (facilities, equipment, personnel, computers, etc.) are to be consistent with statutory accounting principles.

     8. All underwriting, claims and investment services provided the Insurers are to be based upon the written criteria, standards and guidelines of the Insurers. However, the Insurers shall have the ultimate and final authority over decisions and policies; to include, but not be limited to, the acceptance, rejection or canceling of risks, the payment or non-payment of claims and the purchase and sale of securities.

     9. Notwithstanding any other provision of this Agreement, it is understood that the business and affairs of the Insurers shall be managed by its Board of Directors, and to the extent delegated by such Board, by its appropriately designated officers. The Board of Directors and officers of the Manager shall not have any management prerogatives with respect to the business affairs and operations of the Insurers.

                            [Signature Page Follows]

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IN WITNESS WHEREOF, we have set our hands this 2nd day of January, 2002.

MERCURY INSURANCE COMPANY                           MERCURY INDEMNITY COMPANY
       OF FLORIDA                                          OF FLORIDA


By: /s/ George Joseph                               By: /s/ George Joseph
    ------------------------                            ------------------------
    George Joseph, President                            George Joseph, President

MERCURY INSURANCE SERVICES, LLC


By: /s/ George Joseph
    ------------------------
    George Joseph, President

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